BLAKE DAWSON WALDRON L A W Y E R S	Level 32 Exchange Plaza 2 The Esplanade Perth WA 6000 www.bdw.com Tel + 61 8 9366 8000 Fax + 61 8 9366 8111 DX 169 Perth PO Box 7438 Cloisters Square Perth WA 6850 Australia

pSivida Limited Level 12, BGC Centre 28 The Esplanade PERTH WA 6000 Attention: The Directors	Partner Roger Davies Telephone (08) 9366 8022 Contact Murray Wheater Telephone (08) 9366 8792 Our reference DRD MRW 09-1412-4432 28 February 2007

Dear Sirs

Registration Statement on Form F-3 (Shelf)

We have acted as Australian legal advisers to pSivida Limited (Company) in connection with the Company’s registration statement on Form F-3 (Registration Statement), to be filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933 as amended (Securities Act) on or about the date of this opinion.

The Registration Statement relates to the offer from time to time, in one or more series or issuances and at prices and on terms that will determined at the time of offering, up to US$60,000,000 in gross proceeds, by the Company of Shares, Warrants, Preference Shares and/or Units. We are furnishing this opinion as exhibit 5.1 to the Registration Statement, subject to the final paragraph of this opinion.

1.	DEFINITIONS

In this opinion:

(a)	ACN means Australian Company Number.

(b)	ASIC means the Australian Securities and Investments Commission.

(c)	ASX means ASX Limited ACN 008 624 691 or the market operated by it, the Australian Securities Exchange, as the context requires.

(d)	ASX Listing Rules means the Listing Rules of ASX.

(e)	Company means pSivida Limited, registered in Western Australia, ACN 009 232 026.

PERTH
SYDNEY
MELBOURNE
BRISBANE
CANBERRA
PORT MORESBY
JAKARTA
SHANGHAI

BLAKE DAWSON WALDRON	28 February 2007
pSivida Limited Registration Statement on Form F-3 (Shelf)	Page 2

(f)	Corporations Act means the Corporations Act 2001 (Cth).

(g)	Issue means each issue of Securities.

(h)
Preference Shares means the preference shares which may be offered from time to time by the Company pursuant to the Registration Statement and described in the section headed "Description of Preference Shares" in the Registration Statement.

(i)	Prospectus means the prospectus contained in the Registration Statement.

(j)	Relevant Jurisdiction means the State of Western Australia, Australia.

(k)	Relevant Laws means the laws of the Relevant Jurisdiction and the federal laws of Australia as they apply in the Relevant Jurisdiction.

(l)	Securities means the Shares, Warrants, Preference Shares and Units or any one or more of them as the context requires.

(m)
Shares means the fully paid ordinary shares which may be offered from time to time by the Company pursuant to the Registration Statement and described in the section headed "Description of Ordinary Shares" in the Registration Statement and any fully paid ordinary shares arising from the exercise or conversion of any of the other Securities.

(n)
Units means the units which may be offered from time to time by the Company pursuant to the Registration Statement and described in the section headed "Description of Units" in the Registration Statement.

(o)
Warrants means the warrants which may be offered from time to time by the Company pursuant to the Registration Statement and described in the section headed "Description of Warrants" in the Registration Statement.

In this opinion, headings are for convenience only and do not affect interpretation and references to paragraphs are to paragraphs of this opinion.

2.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following documents:

(a)	a search of the ASIC database in respect of the Company on 28 February 2007 which shows that the Company is registered;

(b)	the current constitution of the Company;

(c)	the draft Prospectus;

BLAKE DAWSON WALDRON	28 February 2007
pSivida Limited Registration Statement on Form F-3 (Shelf)	Page 3

(d)
resolutions of the board of directors of the Company passed on 12 January 2007 authorising the execution and filing of the Registration Statement, certified as a true and correct copy by the company secretary of the Company; and

(e)	the draft Registration Statement dated 26 February 2007.

3.	SCOPE

This opinion relates only to the Relevant Laws in force at 9 am (Western Australian time) on the date of this opinion.

This opinion is given on the basis that it will be construed in accordance with the Relevant Laws.

4.	OPINION

Subject to the assumptions and qualifications set out below and the matters set out above, we are of the following opinion:

(a)	the Company has been duly incorporated and is registered as a public company limited by shares under the Corporations Act; and

(b)	when:

(i)	the Registration Statement has become effective under the Securities Act and such effectiveness has not been terminated or rescinded;

(ii)
the creation, allotment and issue of the Securities has been resolved upon by the Company in conformity with its constitution, the ASX Listing Rules, the Relevant Laws, all other applicable laws, the provisions of all instruments and agreements binding upon the Company and any restriction imposed by any court or governmental body having jurisdiction over the Company or the Securities;

(iii)	the Securities have been duly issued and paid for as contemplated by the Registration Statement and the terms of issue of the Securities,

then the Securities will be validly issued, fully paid and there will be no liability for further calls on them to contribute to the liabilities of the Company or otherwise.

BLAKE DAWSON WALDRON	28 February 2007
pSivida Limited Registration Statement on Form F-3 (Shelf)	Page 4

5.	ASSUMPTIONS

For the purposes of this opinion, we have assumed that:

(a)	all signatures, seals and dates on the documents which we have reviewed are genuine;

(b)	if we have reviewed a draft of a document rather than a signed or executed copy, the document will be executed in the form of that draft;

(c)	each document which is submitted to us is complete and each copy of a document conforms to the original document which continues in full force and effect;

(d)	any document that we have reviewed has not been amended, released or discharged, and no provision in it has been waived;

(e)
the Registration Statement and Prospectus, when filed with the Securities and Exchange Commission, will not differ in any material way from the drafts of the Registration Statement and Prospectus which we have examined for the purposes of this opinion;

(f)	any factual statement made in any document is true;

(g)
the creation, allotment and issue of the Securities will be undertaken in accordance with, and the terms of the Securities will comply with, the constitution of the Company, the ASX Listing Rules, all Relevant Laws and all other applicable laws, and the Securities will be issued as fully paid.

(h)	in connection with each Issue there will be no contravention:

(i)	of any Relevant Laws including, without limitation, the Corporations Act and the Foreign Acquisitions and Takeovers Act 1975 (Cth);

(ii)	of the ASX Listing Rules;

(iii)	of the Company's constitution;

(iv)	by the Company of any agreement or instrument binding on it;

(v)	by the Company of any order, requirement or restriction imposed on it by a court or governmental body in the Relevant Jurisdiction;

(i)	each Issue will be conducted by the Company in good faith and in its best interests, for the purpose of carrying on its business;

(j)	the Company will be solvent at the time of and immediately after each Issue and is solvent at the date of this opinion;

BLAKE DAWSON WALDRON	28 February 2007
pSivida Limited Registration Statement on Form F-3 (Shelf)	Page 5

(k)	each meeting of the Company's board of directors and shareholders (if required) to approve the issue of Securities is properly convened and:

(i)
the resolutions are properly passed as valid decisions of the board of directors of the Company or the Company's shareholders (as the case may be) and have not been and will not be subsequently revoked, cancelled or varied; and

(ii)	the directors of the Company have properly performed their duties and all provisions relating to the declaration of interest and voting have been duly observed; and

(l)
where any obligation in connection with an Issue is to be performed in any jurisdiction other than the Relevant Jurisdiction, or is subject to any laws other than the Relevant Laws, it will not be illegal, invalid or unenforceable under the laws of that jurisdiction or such other laws.

We have not investigated whether the assumptions in this paragraph 5 are correct.

None of the assumptions is limited by reference to any other assumption.

6.	QUALIFICATIONS

Our opinion is subject to the following qualifications.

6.1	Searches

We have not made any independent investigations or searches, other than requests to ASIC for the company search referred to in paragraph 2(a) (the information disclosed in the search results rely on information lodged by the Company, and the search results may not be complete, accurate or up to date).

6.2	General qualifications

(a)	We have relied, as to certain matters of fact, on information provided by officers of the Company.

(b)	No allotment of any Securities has (we understand) yet taken place and no such allotment may take place.

(c)	This opinion only relates to the laws of the Relevant Jurisdiction. We express no opinion on laws other than the Relevant Laws.

None of the qualifications is limited by reference to any other qualification.

7.	CONSENT

We hereby consent to the use of this opinion in, and the filing of this opinion, as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” and elsewhere in, the Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission under the Securities Act.

BLAKE DAWSON WALDRON	28 February 2007
pSivida Limited Registration Statement on Form F-3 (Shelf)	Page 6

8.	RELIANCE

This opinion is addressed solely to the Company.

Other than as contemplated in paragraph 7, this opinion may not, in whole or in part, without our prior written consent be:

(a)	relied upon by any other person;

(b)	disclosed to any other person; or

(c)	filed with any government or other agency or quoted or referred to in any public document,

except as required by law.

Yours faithfully

/s/ Blake Dawson Waldron